SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   June 26, 2001
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                                  STATE BANCORP, INC.
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                   (Exact name of registrant as specified in its charter)

                 New York                     0-14874            11-2846511
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      (State or other jurisdiction of      (Commission        (I.R.S. Employer
       incorporation or organization        File Number)     Identification No.)


      699 Hillside Avenue, New Hyde Park, NY                      11040-2512
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      (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number including area code         (516) 437-1000
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               (Former name or former address, if changed since last report)



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ITEM 5  -- OTHER EVENTS

On June 26, 2001, the Registrant's Board of Directors authorized an increase in its stock repurchase program under which the Registrant may now buy up to 1,000,000 shares of its common stock. This amount represents approximately thirteen percent of the Company's current common shares outstanding. The Board had previously authorized the repurchase of up to 500,000 shares at its February 2000 meeting. Approximately 321,000 shares have been repurchased to date.

The repurchases may be made from time to time as market conditions permit, at prevailing prices on the open market. The program may be discontinued at any time. State Bancorp, Inc. currently has 7.6 million shares of common stock outstanding.




                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             STATE BANCORP, INC.


DATE:   JUNE 28, 2001


                             BY:   s/Brian K. Finneran
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                             Brian K. Finneran, Secretary